Exhibit 10.1


                                                   EXECUTION COPY









             CLEVELAND HOPKINS INTERNATIONAL AIRPORT


                       FIRST SUPPLEMENTAL
               SPECIAL FACILITIES LEASE AGREEMENT


                              WITH


                   CONTINENTAL AIRLINES, INC.



                    ________________________

                    1997 Concourse Expansion
                    ________________________




                           Dated as of

                          March 1, 1998


                    ________________________

                       TABLE OF CONTENTS

                                                            Page


Section 1.    Use of Defined Terms . . . . . . . . . . . .    2
Section 2.    Leased Premises; Existing Lease. . . . . . .    3
Section 3.    Space in and Adjacent to Terminal Building .    3
Section 4.    Indemnification-Bond Matters . . . . . . . .    3
Section 5.    Baggage Handling System Special Premises . .    4
Section 6     Basic Rent . . . . . . . . . . . . . . . . .    6
Section 7.    Determination and Annual Adjustment of
              Basic Rent . . . . . . . . . . . . . . . . .    6
Section 8.    Damage or Destruction. . . . . . . . . . . .    7
Section 9.    Delivery of Possession . . . . . . . . . . .    8
Section 10.   Holding Over . . . . . . . . . . . . . . . .    9
Section 11.   Indenture Section 5.02 . . . . . . . . . . .    9
Section 12.   Cost Allocation; Budget; Maintenance and
              Repair . . . . . . . . . . . . . . . . . . .    9
Section 13.   Release of Leased Property . . . . . . . . .    9
Section 14.   No Personal Liability. . . . . . . . . . . .   10
Section 15.   Interpretation of Agreement. . . . . . . . .   10
Section 16.   Entire Agreement; Amendment. . . . . . . . .   10
Section 17.   Severability . . . . . . . . . . . . . . . .   10
Section 18.   Recording; Memorandum of Lease . . . . . . .   10
Section 19.   Letter Agreement Dated February 19, 1998 . .   10
Section 20.   Counterparts . . . . . . . . . . . . . . . .   10

              Signatures . . . . . . . . . . . . . . . . .   11

Exhibit A     [Reserved]
Exhibit B-1   Concourse D Special Premises
Exhibit B-2   Concourse C Expansion Special Premises
Exhibit B-3   [Reserved]
Exhibit B-4   [Reserved]
Exhibit B-5   Baggage Handling System Special Premises
Exhibit C     Cost Allocation Policy
Exhibit D-1   Form of Disbursement Request -- From Bond Proceeds
Exhibit D-2   [Reserved]
Exhibit E     [Reserved]
Exhibit F     Maintenance and Repair Responsibilities
Exhibit G     [Reserved]
Exhibit H     [Reserved]
Exhibit I     1997 Concourse Expansion Budget
Exhibit J     [Reserved]
Exhibit K     [Reserved]
Exhibit L     Letter Agreement Dated February 19, 1998

    THIS FIRST SUPPLEMENTAL SPECIAL FACILITIES LEASE AGREEMENT ("Supplemental Agreement") is made and entered into as of this 1st day of March, 1998 upon the terms and conditions set forth herein, by and between the CITY OF CLEVELAND, a municipal corporation and political subdivision of the State of Ohio ("City"), and CONTINENTAL AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware and authorized to do business in the State of Ohio ("Airline"), to supplement the 1997 Special Facilities Lease defined and described below, under the following circumstances (capitalized words and terms in these preambles, unless stated otherwise or unless the context dictates otherwise, shall have the meanings given to them in Article I hereof):

                           WITNESSETH:

     WHEREAS, City owns and operates Cleveland Hopkins
International Airport ("Airport"); and

     WHEREAS, the Council of City, pursuant to Ordinance No. 1585-A-76, passed on August 16, 1976, authorized City to enter into agreements and leases substantially in the form attached to that Ordinance as Exhibit A setting forth the terms on which certain airlines would lease portions of the Airport from City and be permitted to use the Airport's facilities; and

     WHEREAS, the Council of City, pursuant to Ordinance No.
2551-A-82, passed on June 15, 1983, authorized City to enter into additional such agreements and leases with additional Scheduled
Airlines (as defined therein); and

     WHEREAS, pursuant to Ordinance Nos. 657-87 and 325-87, each passed by the Council of the City on March 30, 1987, City entered into an Agreement and Lease with Airline, dated as of May 15, 1987 (the "Original Lease"); and

     WHEREAS, Section 20.20 of the Original Lease and Section 3(e) of Ordinance No. 1773-A-76, passed by the Council of City on August 16, 1976 permit City to issue Special Revenue Bonds to finance and refinance the construction of any Special Facilities (both as defined in the Original Lease); and

     WHEREAS, pursuant to Ordinance No. 2044-97 (the "Bond
Ordinance"), passed by the Council of City on January 26, 1998, the Council of City authorized City, among other things, to issue and deliver its $75,120,000 Airport Special Revenue Bonds, Series 1998 (Continental Airlines, Inc. Project) (the "Bonds"); and

     WHEREAS, pursuant to Ordinance No. 561-97, passed by the Council of City on June 2, 1997 the Council of City authorized City, among other things, to execute and deliver a Special Facilities Lease, and City and Airline did thereafter execute a Special Facilities Lease Agreement dated as of October 24, 1997 (the "1997 Special Facilities Lease") which 1997 Special Facilities Lease, among other things, secures repayment of bond service charges on the Bonds by Airline; and

     WHEREAS, pursuant to the Bond Ordinance, the Council of City authorized City, among other things, to issue the Bonds for additional airport facilities, including certain Special Facilities not included in the 1997 Special Facilities Lease, and to execute and deliver this Supplemental Agreement, which is necessary and appropriate to consummate the transactions contemplated by the Bond Ordinance and the Bonds;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, agreements and conditions contained herein, the parties hereto agree as follows:

     Section 1. Use of Defined Terms. Unless otherwise defined herein and except as otherwise stated herein, all capitalized words and terms defined in the Original Lease or the 1997 Special Facilities Lease and used herein are used herein with the definition assigned to them in the Original Lease or the 1997 Special Facilities Lease, respectively, and upon the execution and delivery of this Supplemental Agreement, the term "Agreement" shall include and incorporate this Supplemental Agreement together with the 1997 Special Facilities Lease. The following words and terms are used herein with the following definitions, which definitions supplement and amend the definitions set forth in Article I of the 1997 Special Facilities Lease:

     "Baggage Handling System Special Premises" means that portion of the Continental Special Facilities relating to certain baggage handling system improvements, as more specifically described in Exhibit B-5 hereto.

     "Baggage Handling System Term" means the term of this Agreement pertaining to the Baggage Handling System Special
Premises.

     "Bonds" means the City's $75,120,000 Airport Special Revenue Bonds, Series 1998 (Continental Airlines, Inc. Project), dated as of March 1, 1998, issued to pay a portion of the Costs of the Facilities of the Project, as defined in the Bond Ordinance.

     "Concourse C Expansion Special Premises" means that portion of the Continental Special Facilities located on or in Concourse C, as more specifically described in Exhibit B-2 to the 1997 Special
Facilities Lease, as amended by Exhibit B-2 hereto.

     "Concourse D Special Premises" means that portion of the Continental Special Facilities located on or in Concourse D, as more specifically described in Exhibit B-1 to the 1997 Special
Facilities Lease, as amended by Exhibit B-1 hereto.

     "Concourse Improvements" means the Concourse C Expansion
Special Premises, the Concourse D Special Premises and, except as otherwise provided herein, the Baggage Handling System Special
Premises.

     "Commencement of Occupancy": (a) for purposes of determining the Term of the lease of each element of the Continental Special Facilities pursuant to Section 3.01 of this Agreement, means the date on which the construction of the applicable Continental Special Facilities (the Concourse C Expansion Special Premises, the Concourse D Special Premises, the Deicing Pad Special Premises, the Hydrant Fueling System Special Premises, or the Baggage Handling System Special Premises, as the case may be), together in each case with any associated GARB Improvements, has been substantially completed and such element is usable for its intended purposes; and
(b) for purposes of the payment of Basic Rent for the Concourse D Special Premises and the Concourse C Expansion Special Premises, means the earlier of (i) the end of the capitalized interest period for the GARBs or (ii) the date on which construction of the Concourse D Special Premises or the Concourse C Expansion Special Premises, respectively, and, as to each, any associated GARB Improvements, has been substantially completed and the Concourse D Special Premises or the Concourse C Expansion Special Premises, respectively, is usable by Airline for its intended purposes; and
(c) for purposes of payment of Basic Rent for the Baggage Handling System Special Premises, means the date on which the expansion of the Terminal Building to house the additional bag claim device to be known as carousel 11 is substantially completed and useable for baggage claim functions.

     "Continental Special Facilities" means the Concourse D Special Premises (as more specifically described in Exhibit B-1 to the 1997 Special Facilities Lease, as amended by Exhibit B-1 hereto), the Concourse C Expansion Special Premises (as more specifically described in Exhibit B-2 to the 1997 Special Facilities Lease, as amended by Exhibit B-2 hereto), the Deicing Pad Special Premises (as more specifically described in Exhibit B-3 to the 1997 Special Facilities Lease), the Hydrant Fueling System Special Premises (as more specifically described in Exhibit B-4 to the 1997 Special Facilities Lease) and the Baggage Handling Special Premises (as more specifically described in Exhibit B-5 hereto), which premises shall, except as otherwise provided herein with respect to the Baggage Handling System Special Premises, be reserved for the exclusive use and control of Airline to service its passengers, customers and operations and shall not be open to, available for, or used by the general public and/or by the passengers, customers or operations of other airlines or persons.

     Section 2. Leased Premises; Existing Lease. City, in consideration of the payment of Basic Rent, Bond Rent and Additional Bond Rent and the covenants and agreements stated in the 1997 Special Facilities Lease, as supplemented and amended by this Supplemental Agreement, agrees to lease the Continental Special Facilities to Airline, and does hereby confirm the lease made to Airline pursuant to the 1997 Special Facilities Lease, as hereby amended and supplemented, and Airline acknowledges such lease of the Continental Special Facilities. The 1997 Special Facilities Lease shall remain in full force and effect as originally written, except as hereby supplemented and amended.

     Section 3.  Space in and Adjacent to Terminal Building.
Section 2.02(a) of the 1997 Special Facilities Lease is hereby amended and restated to read in its entirety as follows:

     "a.   From and after its commencing to occupy the Concourse
Improvements, Airline shall lease the following Concourse
Improvements for the respective purposes shown:

     Concourse C

           (1)   Airline lounge         10,548 square feet
           (2)   Incident Center        1,000 square feet
           (3)   Group Lounge           2,500 square feet

     Concourse D

           (4)   Holdroom, passenger
                 and related space      52,482 square feet
           (5)   Concourse office and
                 Operations space       49,871 square feet
           (6)   Ramp control tower      1,927 square feet

     From and after commencing to occupy the Baggage Handling
System Special Premises, Airline shall lease the following improvements in the Terminal Building for the respective purposes shown:

           (7)   Space housing bag claim carousel 11
                 and space housing lost baggage
                 rooms                  4,000 square feet"

     Section 4. Indemnification - Bond Matters. (a) Airline agrees to indemnify and hold harmless City, its officers and employees and the members of the Council of City from any claims, liabilities, costs and expenses incurred on account of (i) the authorization, issuance, sale, redemption or servicing of the Bonds or the provision by Airline of any information or certification furnished in connection therewith (including, without limitation, any information furnished by Airline for and included in, or used as a basis for preparation of, any certifications, information statements or reports made or furnished by City or Airline to assure the exclusion of the interest on the Bonds from gross income for federal income tax purposes), or (ii) Airline's failure to comply with any requirement of this Agreement or the Code pertaining to the exclusion of the interest on the Bonds from gross income for federal income tax purposes. Nothing set forth in the preceding sentence shall be construed to affect the rights and/or obligations of Airline or City under the 1997 Special Facilities Lease.

     (b) Airline agrees to indemnify the Trustee under the Indenture with respect to the Bonds for, and to hold it harmless against, all liabilities, claims, costs and expenses (including reasonable attorney's fees and expenses) incurred without negligence or willful misconduct on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of the Agreement, the Bonds or the Indenture, or any action taken at the request of or with the consent of Airline, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under the Agreement, the Bonds or the Indenture.

     Section 5.  Baggage Handling System Special Premises.

     (a)  Lease Term.  Paragraph (b) of Section 3.01 of the 1997
Special Facilities Lease is amended to add, following existing subparagraph 3.01(b)(4) thereof, the following subparagraph (5):

     "The Baggage Handling System Term shall begin upon the Commencement of Occupancy of the Baggage Handling System Special Premises and, unless earlier terminated pursuant to any of the provisions of this Agreement, shall terminate on the earlier to occur of the following: (i) that date which is 80 percent of the weighted average reasonably expected economic life of the Continental Special Facilities and Related Facilities; or (ii) 30 Years from the Commencement of Occupancy of the Baggage Handling System Special Premises."

     (b) Construction, Operation and Maintenance of Baggage Handling System Special Premises. The Baggage Handling System Special Premises shall be constructed, operated and maintained as an element of the Continental Special Premises pursuant to and in accordance with the terms of the 1997 Special Facilities Lease (including but not limited to Articles V and VI thereof), as amended hereby. To facilitate disbursements from the Construction Fund to pay Costs of Facilities with respect to the Baggage Handling System Special Premises, Exhibit D-1 to the 1997 Special Facilities Lease is hereby amended and restated in its entirety as Exhibit D-1 hereto.

     Airline agrees that in addition to the normal City review of plans and specifications for all improvements at the Airport, Airline and City will work cooperatively so that baggage claim or outbound baggage devices replaced or constructed by Airline and City at the Airport will be of identical kind, or at least comparable quality, to the baggage claim and outbound baggage devices being replaced or constructed by Airline. Airline will share information with City and will otherwise cooperate and coordinate in the design, construction and implementation phasing of such baggage systems toward the goal that the Airport as a whole will eventually have largely uniform and comparable quality baggage handling equipment; provided, however, nothing in this commitment shall require Airline to delay, subject to the necessary City approvals, the construction and use of the baggage systems to be financed with special revenue bonds.

     Airline shall provide to the Director of Port Control of City and the Commissioner of Cleveland Hopkins International Airport, at the notice address provided for the Director of Port Control in
Section 17.05 of the 1997 Special Facilities Lease, copies of all manufacturers' warranty, if any, maintenance and repair materials for the equipment and facilities included in the Baggage Handling System Special Premises, including schedules of each manufacturer's recommended maintenance activities, and any amendments or supplements thereto. On or before the Commencement of Occupancy of the Baggage Handling System Special Premises, Airline shall provide its proposed maintenance schedule to the City for approval, which approval shall not be withheld if the schedule comports with the manufacturer's recommended maintenance schedule. If said schedule is modified, Airline shall provide such modified schedule to City for approval, which approval shall not be withheld if the modified schedule comports with the manufacturer's recommended maintenance schedule.

     On the anniversary date of the Commencement of Occupancy of the Baggage Handling System Special Premises, and each anniversary date thereafter for the duration of the Baggage Handling System Term, Airline shall provide to the Director of Port Control of City and the Commissioner of Cleveland Hopkins International Airport, at the notice address provided for the Director of Port Control in
Section 17.05 of the 1997 Special Facilities Lease, certification that maintenance of the Baggage Handling System Special Premises has been performed in accordance with the prior approved maintenance schedule. Failure to provide such certification shall not be deemed an event of default under the Agreement unless City notifies Airline of such failure in writing within 60 days of the date on which the certification in question is due and Airline fails to provide the certification within 30 days after receiving City's written notice.

     (c) City's Option to Purchase. City shall have the right to purchase from Airline its leasehold rights under the Agreement to the Baggage Handling System Special Premises at any time. The purchase price shall be equal to the original cost of the Baggage Handling System Special Premises less depreciation, calculated by utilizing a 15-year useful life, adjusted for new replacement components to the Baggage Handling System Special Premises paid for by Airline, except for those necessary construction improvements to the Terminal Building itself, which will be based upon a 40-year useful life, provided that (i) Airline is not then currently in default under the Agreement in its obligation to provide the annual maintenance certification described in Section 5(b) hereof, and
(ii) Airline provides maintenance certification of the type described in Section 5(b) hereof, which is dated the date of City's purchase of the Baggage Handling System Special Premises; and provided further that said purchase price may be decreased by a further reasonable amount (A) upon City's demonstration that Airline did not in fact maintain the Baggage Handling System Special Premises in accordance with the manufacturer's recommendations and the prior approved maintenance schedule described in Section 5(b) hereof, and (B) only if City provides Airline with written notice of any failure to so properly maintain the Baggage Handling System Special Premises within 60 days of the City obtaining knowledge thereof. The Baggage Handling System Term shall terminate upon payment of the purchase price in accordance with this Section 5.

     Notwithstanding any contrary provision in the Agreement, City shall have the right to purchase from Airline its rights and interests in the Baggage Handling System Special Premises as provided in this Section 5 without any obligation to purchase any other elements of the Continental Special Facilities or any other facilities.

     Airline acknowledges that City may fund the purchase of Airline's leasehold interest in the Baggage Handling System Special Premises with general airport revenue bonds. In the event that such purchase occurs during the term of the Original Lease or any replacement thereof requiring a majority in interest ("MII") action by airlines with respect to the funding of such purchase, Airline agrees to unconditionally provide MII approval of City's purchase of the Baggage Handling System Special Premises from Airline. Airline agrees that it will take such actions as may be requested by City to implement Airline's support of City's purchase of the Baggage Handling System Special Premises under applicable MII procedures (Section 8.07 of the Original Lease), including the timely delivery of its vote in support of the acquisition.

     In the event that City funds the purchase of Airline's leasehold interest in the Baggage Handling System Special Premises with certain general airport revenue bonds, the debt service on those certain bonds shall be allocated to the appropriate Airport cost center in accordance with the Original Lease or any agreement succeeding or superseding the Original Lease.

     In the event City exercises its right to purchase Airline's leasehold interest in the Baggage Handling System Special Premises pursuant to this Section 5, all of the proceeds of such purchase shall immediately be delivered by Airline to the Trustee for deposit in the Redemption Account of the Bond Fund, and thereafter used by the Trustee to the greatest extent possible to redeem Bonds at the earliest optional redemption date when no premium is payable (unless Airline directs to redeem at an earlier optional redemption date by paying the applicable premium) under Section 4.01(a) or, if applicable, Section 4.01(b), of the Indenture.

     Following purchase by City of Airline's leasehold rights under the Agreement in the Baggage Handling System Special Premises, Airline shall have a right to preferential use of such Premises under the terms of the Original Lease, if it is then in effect, or, if there is an agreement which succeeds or supersedes the Original Lease, then Airline shall have preferential use of such Premises under the terms of that agreement for the remainder of that agreement. Airline's use of the Baggage Handling System Special Premises following such purchase shall be subject to all applicable rules and regulations adopted from time to time by City, as those rules and regulations may be amended from time to time, pursuant to
Section 9.01 of the Agreement.

     (d)  Determination and Annual Adjustment of Basic Rent.
Notwithstanding any other provision of this Supplemental Agreement to the contrary, the Baggage Handling System Special Premises shall constitute "Terminal Building Space" for purposes of the determination and annual adjustment of Basic Rent pursuant to
Section 7.03 of the 1997 Special Facilities Lease.

     (e) Public Access to Premises. Notwithstanding any contrary provisions of this Agreement:

     (i)  Those portions of the Baggage Handling System Special
Premises that are necessary for the public to access any and all baggage claim devices located in the Terminal Building and/or any points of entrance or exit shall be open to the public.

     (ii) Those portions of the Baggage Handling System Special Premises that are necessary for the purpose of transporting baggage to any baggage claim devices in the Terminal Building shall be open to the City, other airlines, and other persons, for such purposes.

     Section 6.  Basic Rent.  Section 7.02 of the 1997 Special
Facilities Lease is amended and restated in its entirety to read as follows:

     "From and after Airline's Commencement of Occupancy of space in the Concourse D Special Premises, the Concourse C Expansion Special Premises, or the Baggage Handling System Special Premises, respectively, Airline shall pay to City Basic Rent for such space in such premises. The amount of Basic Rent to be paid each calendar year shall be determined pursuant to Section 7.03."

     Section 7. Determination and Annual Adjustment of Basic Rent. Paragraph (a) of Section 7.03 of the 1997 Special Facilities Lease is amended and restated in its entirety to read as follows:

     "a.   As long as the Original Lease remains in effect, the
Basic Rent payable by Airline pursuant to Section 7.02 hereof shall be determined and readjusted annually as though such Basic Rent were "Rentals" for purposes of Article VIII of the Original Lease. For purposes of making such adjustments, the parties hereto acknowledge and agree that:

           (i) The Concourse C Expansion Special Premises and the Concourse D Special Premises shall constitute part of the "Concourses", the Baggage Handling System Special Premises shall constitute part of the "Terminal Building" and the Concourse C Expansion Special Premises, the Concourse D Special Premises and the Baggage Handling System Special Premises shall further constitute "Terminal Concourse Space or Terminal Building Space leased to a Scheduled Airline" for the purpose of allocating the rent due under the Original Lease, provided however that the Concourse Improvement Factor, referred to in Section 8.04(a)(iii) of the Original Lease, allocable to the Concourse C Expansion Special Premises, shall exclude any debt incurred prior to the Effective Date, and provided further that the Terminal Improvement Factor, referred to in Section 8.04(a)(ii) of the Original Lease, allocable to the Baggage Handling System Special Premises, shall exclude any general airport revenue bond debt incurred to construct new leased space and shall include any general airport revenue bond debt incurred which benefits all leased space in the Terminal Building.

           (ii) Debt service requirements of the GARBs allocable to the connector tunnel described herein at Section 5.02(a)(i) shall be allocated solely to Concourse D Special Premises for purposes of calculating the Concourse Improvement Factor referred to in Section 8.04(a)(iii) of the Original Lease. Costs allocable to a subsequent connector to Concourse D shall be allocated solely to the Terminal Complex cost center excluding the Concourse D cost center."

     Section 8.  Damage or Destruction.  Paragraph (b) of Section
10.03 of the Special Facilities Lease is amended and restated in its entirety to read as follows:

     "b.   If there is damage, destruction or loss of any portion
of the Continental Special Facilities or the GARB Improvements listed at Section 5.02(a)(i) hereof by a risk required to be insured against under Section 10.04, and the facilities or improvements so damaged or destroyed are not capable of being repaired or replaced within:

     1. 12 months, if the damage, destruction or loss is related to the Concourse D Special Premises, then Airline shall have the option, exercisable by written notice given to City within 60 days after the occurrence of such event, to terminate this Agreement forthwith; or

     2. 9 months, if the damage, destruction or loss is related to the Concourse C Expansion Special Premises, then Airline shall have the option, exercisable by written notice given to City within 60 days after the occurrence of such event, to terminate its rights, obligations, and responsibilities under this Agreement with respect to the Concourse C Expansion Special Premises forthwith; or

     3. 9 months, if the damage, destruction or loss is related to the Hydrant Fueling System Special Premises, then Airline shall have the option, exercisable by written notice given to City within 60 days after the occurrence of such event, to terminate its rights, obligations, and responsibilities under this Agreement with respect to the Hydrant Fueling System Special Premises forthwith; or

     4. 90 days, if the damage, destruction or loss is related to the Deicing Pad Special Premises, then Airline shall have the option, exercisable by written notice given to City within 60 days after the occurrence of such event, to terminate its rights, obligations, and responsibilities under this Agreement with respect to the Deicing Pad Special Premises forthwith; or

     5. 12 months, if the damage, destruction or loss is related to the Baggage Handling System Special Premises, then Airline shall have the option, exercisable by written notice given to City within 60 days after the occurrence of such event, to terminate its rights, obligations and responsibilities under this Agreement with respect to the Baggage Handling System Special Premises;

provided, however, that precalculations of such time periods shall exclude consideration of reasonably anticipated acts of superior governmental authorities and weather conditions; and provided further, that, if (i) Airline proceeds in good faith with the diligent repair or replacement of the damaged or destroyed premises and (ii) the actual time period of such repair exceeds the applicable time period specifically set forth above in subsections
(1) through (4) of this sentence (not adjusted for reasonably anticipated acts of superior governmental authorities and weather conditions), then Airline shall be entitled to an abatement of the GARB debt service component of Basic Rent described in Section 10.03(a)(iii) hereof for that time period representing the difference between the actual time period of such repair and such applicable time period. If this Agreement, or any of Airline's rights, obligations, and responsibilities hereunder with respect to a portion of the Continental Special Facilities, as the case may be, is or are thus terminated: (i) City shall have all rights to any insurance proceeds it receives as a consequence of the damage or destruction to the GARB Improvements; (ii) Airline shall have all rights to any insurance proceeds it receives as a consequence of the damage or destruction to the Continental Special Facilities, which, to the extent Bonds are outstanding, Airline agrees to apply to the payment of Bond Service Charges by depositing such net proceeds with the Trustee for application in accordance with the Indenture; and (iii) if any Bonds are outstanding, there shall be no abatement in the Bond Rent payable by Airline. If this Agreement, or any of Airline's rights, obligations, and responsibilities hereunder with respect to a portion of the Continental Special Facilities, as the case may be, is not or are not terminated as aforesaid, or if such facilities or improvements so damaged or destroyed are capable of being repaired or replaced within the pertinent time period described in the first sentence of this Section 10.03(b), the provisions of Section 10.03(a) hereof shall apply; provided, however, that if such damage, destruction or loss occurs within six months of the Expiration Date, or the scheduled expiration of the Term of the applicable portion of the Continental Special Facilities (i.e., Concourse C Expansion Term, Concourse D Term, Deicing Pad Term, Hydrant Fueling System Term and Baggage Handling System Term), as the case may be, then Airline shall have the option either to effect such repair, replacement, restoration or rebuilding or, in lieu thereof, to terminate forthwith this Agreement or its rights, obligations, and responsibilities hereunder with respect to the applicable portion of the Continental Special Facilities, as the case may be, and make payment to City of all insurance proceeds received by reason of such damage, destruction or loss, less an amount equal to the Bond debt service that would remain as of the date of termination based on the Assumed Amortization, which withheld amount, to the extent Bonds are outstanding, Airline agrees to apply to the payment of Bond Service Charges by depositing such net proceeds with the Trustee."

     Section 9.  Delivery of Possession.  Article XV of the 1997
Special Facilities Lease is amended and restated in its entirety to read as follows:

     "Except as otherwise may be required under Section 6.03(c) of this Agreement with respect to the Hydrant Fueling System Special Premises or under the First Supplemental Special Facilities Lease with respect to the Baggage Handling System Special Premises, Airline agrees to yield and deliver to City possession of each particular element of the Continental Special Facilities (i.e., the Concourse D Special Premises, the Concourse C Expansion Special Premises, the Deicing Pad Special Premises, the Hydrant Fueling System Special Premises and the Baggage Handling System Special Premises) at the termination of the applicable Term herein, by expiration or otherwise, or of any applicable renewal or extension, in good condition in accordance with its express obligations hereunder, except for damage or loss due to reasonable wear and tear or fire or other casualty."

     Section 10.  Holding Over.  Article XVI of the 1997 Special
Facilities Lease is amended and restated in its entirety to read as follows:

     "If Airline shall, with the consent of City, hold over after the expiration or earlier termination of any Term contained in this Agreement as applicable to any element of the Continental Special Facilities (i.e., the Concourse D Special Premises, the Concourse
C Expansion Special Premises, the Deicing Pad Special Premises, the Hydrant Fueling System Special Premises and the Baggage Handling System Special Premises), the resulting tenancy shall, unless otherwise mutually agreed, be for an indefinite period of time on a month-to-month basis. During such month-to-month tenancy, Airline shall pay to City the same rate of Basic Rent as in effect at the expiration of the final Additional Term and thereafter as subsequently adjusted as herein provided, unless a different rate shall be agreed upon, and shall be bound by all of the additional provisions of this Agreement insofar as they may be pertinent."

     Section 11. Indenture Section 5.02. Section 5.02 of the Indenture is hereby incorporated by reference as if fully rewritten herein. In the event City takes over control of the construction fund related to construction of all or a part of the Continental Special Facilities pursuant to Section 5.02 of the Indenture, Airline agrees to assign to City any existing contracts relating to construction of the Continental Special Facilities, and City agrees to accept the assignment of any such contracts assigned to it and to assume all further obligations under such contracts to the extent of the proceeds of the Bonds in that construction fund available for the purpose.

     Section 12. Cost Allocation; Maintenance and Repair; Budget. As a result of the amendments to the scope of the Continental Special Facilities as set forth herein, (i) attached hereto as Exhibit C is an amended Cost Allocation Policy, which Cost Allocation Policy shall supersede the Cost Allocation Policy set forth as Exhibit C to the 1997 Special Facilities Lease, and (ii) attached hereto as Exhibit F is an amended Maintenance and Repair Responsibilities that shall supersede the Maintenance and Repair Responsibilities set forth in Exhibit F of the 1997 Special Facilities Lease and that may be supplemented or amended from time to time upon agreement by Airline and the Director of Port Control of City, which supplemented or amended Exhibit F shall be attached to the Agreement and thereupon be deemed incorporated. Attached hereto as a draft Exhibit I is an amended 1997 Concourse Expansion Budget prepared by Airline and submitted to City for its review and approval and, upon that approval, such Exhibit I (as the same may be revised prior to approval) shall be attached to the Agreement and thereupon be deemed incorporated in the Agreement as Exhibit I, superseding the 1997 Concourse Expansion Budget set forth as
Exhibit I to the 1997 Special Facilities Lease.  Such superseding
Exhibit I may be supplemented or amended from time to time thereafter upon agreement by Airline and City, which supplemented or amended Exhibit I shall be attached to the Agreement and thereupon be deemed incorporated. Approval of any amendments of the 1997 Concourse Expansion Budget shall be made by the Director of Port Control and the Fiscal Officer, which approval shall be evidenced by their certifications on the amended Exhibit I.

     Section 13. Release of Leased Property. On City's exercise of any option to purchase Airline's leasehold interest in any portion of the Continental Special Facilities granted in the Agreement, Airline shall deliver, or cause to be delivered, upon payment of the purchase price to Airline by City, any necessary or appropriate documents conveying to City all of the Airline's interests in such portion of the Continental Special Facilities, subject to the following: (i) those liens and encumbrances (if any) to which title to said interest was subject when conveyed to Airline; (ii) those liens and encumbrances created by City or to the creation or suffering of which City consented in writing; and
(iii) those liens and encumbrances resulting from the failure of City to perform or observe any of the agreements on its part contained in the Agreement. Those documents shall be executed and delivered by the appropriate officials of Airline without the need for any further action by Airline or City.

     Section 14. No Personal Liability. No elected official, director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Supplemental Agreement or because of any breach thereof or because of its or their execution or attempted execution.

     Section 15.  Interpretation of Agreement.  This Supplemental
Agreement shall be deemed to have been made in, and be construed in accordance with the laws of, the State of Ohio.

     Section 16. Entire Agreement; Amendment. The 1997 Special Facilities Lease, as supplemented by this Supplemental Agreement, constitutes the entire agreement between the parties hereto with respect to the Continental Special Facilities and supersedes all other representations or statements heretofore made, oral or written, except as otherwise herein provided. This Supplemental Agreement may be amended only in writing, and executed by duly authorized representatives of the parties hereto in accordance with the terms applicable to amendments to the Agreement as set forth in the Indenture, provided that the description of the improvements set forth in the 1997 Special Facilities Lease as herein revised may be revised from time to time on the written request of Airline approved in writing by the Director of Port Control on behalf of City, provided that no such revision materially alters the Continental Special Facilities as initially contemplated hereunder.

     Section 17. Severability. In the event any covenant, condition or provision herein contained is held to be invalid by a court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained, provided the invalidity of any such covenant, condition or provision does not materially prejudice either City, Trustee, Bondholders, or Airline in their respective rights and obligations contained in the valid covenants, conditions and provisions of this Agreement.

     Section 18. Recording; Memorandum of Lease. This Supplemental Agreement shall be recorded with the Recorder of Cuyahoga County or, in the alternative, in the event that either party so requests, the parties hereto shall execute, attest, acknowledge and deliver for recording with the Recorder of Cuyahoga County a short form Memorandum of Lease of this Supplemental Agreement, to be executed pursuant hereto in the form and content prescribed by Section 5301.251 of the Ohio Revised Code.

     Section 19. Letter Agreement Dated February 19, 1998. Airline and City have memorialized certain other agreements pertaining to the Agreement that are contained in a Letter Agreement dated February 19, 1998, attached hereto as Exhibit L. Those provisions of said Letter Agreement that pertain to the agreement, specifically excluding paragraphs numbered "2" and "3", are hereby incorporated into this Supplemental Agreement. To the extent that such provisions in the Letter Agreement conflict with any other provisions in the Agreement, the latter shall govern.

     Section 20. Counterparts. This Supplemental Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.


WITNESSES as to those signing on        CITY OF CLEVELAND
behalf of the City of Cleveland:

_____________________________________   By: ___________________
Printed Name:________________________   Michael R. White, Mayor


Printed Name:________________________

_____________________________________   By: ___________________
Printed Name:________________________   Martin Carmody, Director
                                        of Finance


Printed Name:________________________

_____________________________________   By: ____________________
Printed Name:________________________   ________________________,
                                        __________ of Port Control

Printed Name:________________________


The within instrument is hereby approved as to legal form and correctness on March _____, 1998


Director of Law


By ___________________________
    Assistant Director of Law




WITNESSES as to those signing on        CONTINENTAL AIRLINES, INC.
behalf of Continental Airlines, Inc.:

___________________________________     By:_______________________
Printed Name:______________________     Holden Shannon,
                                        Vice President,
                                        Corporate Real Estate
___________________________________
Printed Name:______________________

STATE OF OHIO      )
                    )   SS:
COUNTY OF CUYAHOGA  )

     Before me, a Notary Public in and for said County, personally appeared Michael R. White, known to me to be the person who, as Mayor of the City of Cleveland, executed the above and foregoing Agreement and acknowledged that, being duly authorized by Ordinance of the Council of the City of Cleveland, he signed said Agreement for and on behalf of the said City as its free and voluntary act, and as his own free and voluntary act.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this _______ day of __________________, 1998.


                                   _____________________________
                                   Notary Public

                                   My commission expires:

STATE OF OHIO      )
                    )   SS:
COUNTY OF CUYAHOGA  )

     Before me, a Notary Public in and for said County, personally appeared Martin Carmody, known to me to be the person who, as Director of Finance of the City of Cleveland, executed the above and foregoing Agreement and acknowledged that, being duly authorized by Ordinance of the Council of the City of Cleveland, he signed said Agreement for and on behalf of the said City as its free and voluntary act, and as his own free and voluntary act.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this _______ day of __________________, 1998.


                                   ______________________________
                                   Notary Public

                                   My commission expires:
STATE OF OHIO)
                    )  SS:
COUNTY OF CUYAHOGA  )

     Before me, a Notary Public in and for said County, personally appeared __________________________________, known to me to be the person who, as _______________________________________________ of
Port Control of the City of Cleveland, executed the above and foregoing Agreement and acknowledged that, being duly authorized by Ordinance of the Council of the City of Cleveland, she signed said Agreement for and on behalf of the said City as its free and voluntary act, and as her own free and voluntary act.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this _______ day of __________________, 1998.


                                   ____________________________
                                   Notary Public

                                   My commission expires:

STATE OF ________  )
                    )   SS:
COUNTY OF _________ )

     Before me, a Notary Public in and for said County, personally appeared Holden Shannon, known to me to be the person who, as Vice President, Corporate Real Estate, of Continental Airlines, Inc., executed the above and foregoing Agreement and acknowledged that, being duly authorized by Resolution of the Board of Directors of said Corporation, he signed said Agreement for and on behalf of the said Corporation as its free and voluntary act and as his own free and voluntary act.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this ______ day of ________________________, 1998.


                                   _________________________
                                   Notary Public

                                   My commission expires:

                          Exhibit B-1

                  Concourse D Special Premises


(Concourse D Generally. A proposed Concourse D (of approximately 170,000 gross square feet) is to be constructed parallel to Concourse C and to accommodate up to 12 EMB 145 regional jets and up to 24 turbo-prop aircraft for the Continental Express, Inc., operation. The new Concourse D will include passenger facilities, airline operation support, building support, and concessions, including all necessary furniture, equipment, and utilities. Concourse D is to be configured with a central two-story component providing concourse-level jetbridge loading of the regional jets. The ramp level of this component will house Airline operations and building support.)

Concourse D Special Premises. The Concourse D Special Premises consist of the following exclusive use areas and facilities of Concourse D: holdroom, passenger and related space, concourse office and operations space, a ramp control tower, and furniture, equipment, and other moveable personal property necessary or appropriate for the use of Concourse D. In addition, the Concourse D facilities leased to Airline will include nonexclusive use rights with respect to the building support facilities funded in part with the proceeds of the Bonds. The diagrams on the immediately following two pages depict the approximate dimensions and proposed locations of the various elements of the Concourse D Special Premises. The diagram on the third page following this page depicts the approximate height and dimensions of the Concourse D ramp control tower.

                          Exhibit B-2

             Concourse C Expansion Special Premises


(Concourse C Expansion Generally. Improvements to the existing Concourse C are to include a new approximately 10,548 square-foot Presidents Club (an airline lounge) on the concourse level, removal of the existing Presidents Club (to allow for holdroom expansion), jetbridge reconfiguration for revised aircraft layout, improvements of operations areas at the ramp level underneath the new President's Club, including an approximately 1,000 square-foot incident center and an approximately 2,500 square-foot group room, and construction, installation or relocation of all necessary utilities.)

Concourse C Expansion Special Premises. The exclusive use areas comprising the Concourse C Expansion Special Premises will include the new Presidents Club, the incident center and the group room (beneath the new Presidents Club), as well as all necessary or appropriate furniture, equipment, and other moveable personal property. The diagram on the following page is attached for the purpose of generally depicting the proposed location of these facilities.

                          Exhibit B-5

            Baggage Handling System Special Premises


Baggage Handling System Special Premises. Improvements to baggage handling systems located in the Terminal Building are to include further expansion of the bag claim area (of approximately 4,000 square feet) beyond that referenced in Exhibit J-7 of the Agreement, including an additional bag claim device, replacement of an outbound bag support system, and replacement of baggage claim devices 8 and 9. The diagram on the following page is attached for the purpose of generally depicting the proposed location of the building expansion.

                           Exhibit C

                     Cost Allocation Policy

GARB-Related Costs

  . All costs associated with the connector tunnel between Concourses C & D, including its vertical transportation components, moving sidewalks, structure, mechanical, electrical, and plumbing systems, and architectural fit-up

  . All site and ramp costs for the area five feet outside of the Concourse D building perimeter (concourse-level floor plate projected downward) and beyond

  . Costs of constructing and installing utilities in that area which is five feet outside of the Concourse D building perimeter (concourse-level floor plate projected downward) and beyond

  . Costs of relocating underground utilities in public areas or preferential use areas

  . Within the footprint of Concourse D, all costs associated with non-exclusive spaces, such as:

    . All retail and concession areas

    . Certain building support areas/systems

      . Public toilet rooms
      . Public circulation
      . Drive-through lanes (2)
      . Drive-through triturator

  . All costs associated with the permanent rental car relocation

  . All costs associated with the outbound bag room, bag claim and security check point expansion in the Terminal Building

Bond-Related Costs

  . All site and ramp costs of the area extending from the face of the Concourse D building at ramp level (note five-foot overhang of concourse level) to a point 10 feet outward

  . Costs of constructing and installing utilities in Airline's
    Concourse D leasehold, including costs of constructing and installing utilities in the area extending from the face of the Concourse D building at ramp level to a point 10 feet outward

  . All costs associated with the Hydrant Fueling System Special
    Premises, the Deicing Pad Special Premises ("Pad 2"), and the
    Baggage Handling Systems Special Premises

  . All costs associated with the airline lounge ("Presidents
    Club") on Concourse C

  . Within the footprint of Concourse D, all costs associated with exclusive use spaces, such as:

    . Airline operations areas:

      . Ramp control tower
      . Dedicated communications rooms
      . Jetbridges and other equipment
      . Cart staging
      . GSE parking

    . Airline passenger facilities:

      . Holdrooms
      . Ticketing areas
      . Service centers

    . Site preparation costs associated with the interim relocation of rental car facilities for which Airline shall not receive reimbursement from other sources of funds

GARB-Related/Bond-Related Mixed Costs

 . All Costs of the Facilities not directly allocable to GARB-related costs or Bond-related costs in accordance with the foregoing provisions of this Cost Allocation Policy shall be allocated as follows:

  . Concourse D
      64.76% to Bonds
      35.24% to GARBs
      (based on the ratio of exclusive use square footage (104,280 square feet) to non-exclusive use/non-"shared" square footage (56,753 square feet, representing 75,779 square feet of non-exclusive use space minus 19,026 square feet of "shared" building support systems space -- see below))

  . Ground Service Equipment Paving
      09.23% to Bonds
      90.77% to GARBs
      (based on the ratio of square footage under the Concourse D building and within five feet outside of the Concourse D building perimeter (concourse-level floor plate projected downward) (10,860 square feet) to the square footage more than five feet outside of the Concourse D building perimeter (106,740 square feet))

  . Site Paving
      00.91% to Bonds
      99.09% to GARBs
      (based on the ratio of square yardage within five feet outside of the Concourse D building perimeter (concourse-level floor plate projected downward) (1,200 square yards) to the square yardage more than five feet outside of the Concourse D building perimeter (131,100 square yards))

  . Direct Costs
      45.51% to Bonds
      54.49% to GARBs
      (based on the ratio of the Bond-related portions of the 1997 Concourse Expansion Budget ($65,864,747) to the GARB-related portions of said Budget ($78,854,637); the parties agree that these percentages are subject to change to reflect Bond-funded items not listed on the 1997 Concourse Expansion Budget (Exhibit I))

  . Building Support Systems for Concourse D
      Costs of certain elevators, fire stairs and dedicated egress, MEP systems distribution, and dumpster locations shall be allocated according to the percentages specified under "Concourse D" above. The diagrams on the following two pages depict the location of the 19,026 square feet of "shared" building support systems space subject to such allocation.

  . Relocation of Utilities within Exclusive Leased Areas
      50.00% to Bonds
      50.00% to GARBs
     Exhibit D-1

       Form of Disbursement Request -- from Bond Proceeds


TO: Chase Manhattan Trust Company, National Association, as Trustee

Date: __________________________   Requisition No. __________

     This Disbursement Request is made pursuant to Article V of the Special Facilities Lease Agreement dated October 24, 1997, as supplemented and amended by the First Supplemental Special Facilities Lease Agreement dated as of March 1, 1998, each between Continental Airlines, Inc., and the City of Cleveland, Ohio (collectively, the "Agreement"), and the Trust Indenture dated as of March 1, 1998, between the City of Cleveland, Ohio, and you relating to the City's $75,120,000 Airport Special Revenue Bonds, Series 1988 (Continental Airlines, Inc. Project). Capitalized words have the meanings set forth in the Agreement. A copy of this Disbursement Request (with all attachments) is being submitted to the City's Project Manager (City of Cleveland, Department of Port Control, Cleveland Hopkins International Airport, 5300 Riverside Drive, Cleveland, Ohio 44135-3193) and Fiscal Officer (City of Cleveland, Department of Finance, Cleveland City Hall, 601 Lakeside Avenue, Cleveland, Ohio 44114, attn: Director).

     Airline requests payment or reimbursement for its payment of Costs of Facilities of the Continental Special Facilities in the respective amounts set forth in the attached Requisition Schedule. In connection therewith Airline represents and agrees as follows:

     1. The Costs of the Facilities for which payment or reimbursement is requested are for (fill in the amounts):

     Concourse C                   $_______________________________

     Concourse D (including interim
       rental car facilities
       relocation)                 $_______________________________

     Deicing Pad                   $_______________________________

     Hydrant Fueling System        $_______________________________

     Baggage Handling System       $_______________________________

     Utilities                     $_______________________________

     Direct Labor                  $_______________________________

     Costs of Issuance             $_______________________________

     Other Nonconstruction Costs   $_______________________________

     2.  Obligations in the amounts stated in the attached
Requisition Schedule have been incurred by Airline for Costs of the Facilities referenced in Paragraph 1, and each item specified in the Requisition Schedule is properly payable from the Construction Fund and has not been the subject of a prior requisition for payment from the GARBs or the Bonds.

     3. There has not been filed with or served upon Airline notice of any lien, right to lien or attachment upon, or claim affecting the right to receive payment of, any of the monies payable to any of the payees listed in the Requisition Schedule which has not been released or will not be released simultaneously with the payment of such obligation.

     4. The portion of the work for which payment is being requisitioned has been satisfactorily performed in accordance with applicable plans and specifications approved, or deemed approved, pursuant to the Agreement.

     5.  $______________________ of the costs listed in the
attached Requisition Schedule represent costs of issuance with respect to the Bonds (within the meaning of Section 147(g)(2) of the Code). The total costs of issuance paid to date, including the payments to be made pursuant to this Requisition, are not in excess of 2% of the proceeds of the Bonds.

     6. Either (i) at least 95% of the net proceeds of the Bonds expended to the date of the payment hereby requested from the Construction Fund will have been used to acquire, construct, and equip an airport facility within the meaning of Section 142 of the Code, or (ii) 100% of the net proceeds of the Bonds hereby requested from the Construction Fund, other than amounts requested in (5) above, if any, will be used to acquire, construct and equip an airport facility within the meaning of Section 142 of the Code.

     7. Except as permitted by the Code, no obligation for which payment or reimbursement is sought was originally paid before February 13, 1997.

     8.  No Event of Default or Construction Period Event of
Default by Airline under the Agreement has occurred and is continuing.

                              CONTINENTAL AIRLINES, INC.


                              By: ____________________________
                              Printed Name: __________________
                              Title: _________________________



[Attach Requisition Schedule, including invoices (or copies thereof).]

                     REQUISITION SCHEDULE


This Requisition Schedule applies to Requisition No. ___________, requesting disbursement of funds from the Construction Fund pursuant to the Trust Indenture dated as of March 1, 1998 between the City of Cleveland, Ohio, and Chase Manhattan Trust Company, National Association, as Trustee.

     Invoices (or copies thereof) are attached to support each amount.

     Payee                    Amount              Purpose

                           Exhibit F

             Maintenance and Repair Responsibilities



Responsibility                Definition or         Responsible
Center                        Reference Item        Party

Air Conditioning/Heating:     1 a to h              City
     Central System           1 i                   City

     Air Distribution         2 a to g to lease     City
                              line
                              2 a & b within        City
                              leasehold
                              2 c to g within       Airline
                              leasehold

     Domestic Hot Water;      3 a & b to lease line City
     Circulating Hot Water    3 a & b within        Airline
     Heat; Chilled Water      leasehold
     Distribution System


     Temperature Controls
     which includes:          4 a to e to lease     City
                              line
                              4 a to e within       Airline
                              leasehold

Water & Sewerage:
     Main & Rough-In Lines    to lease line         City
                              within leasehold      City
     Fixtures                 to lease line         City
                              within leasehold      Airline
     Rough-In Stoppages (which
     may include use of
     diagnostic cameras to
     identify such stoppages)                       City
     Fixture Stoppages                              Airline

Storm Drains                  to lease line         City
                              within leasehold      City

Power Supply:
     Line side                                      City
     Main Feed                                      City
     Circuit Panels           to lease line         City
                              within leasehold      Airline
     Backup Generators for
     Concourses C and D                             Airline

Fire Protection System        5 a, c, e             City
                              5 b, d                Airline

Building Structure
     Interior                 6 a to g to leasehold City
     Interior                 6 a to g within       Airline
                              leasehold
     Exterior                 6 a, e, f             Airline
     Exterior                 6 b, c, d, g, h       City

Cleaning                      7 a to j within       Airline
                              leasehold

Extermination                 within leasehold      Airline
Window Washing
     Interior                 within leasehold      Airline
     Interior                 to lease line         City
     Exterior                 within leasehold
                                (ramp level)        Airline
     Exterior                 within leasehold
                                (boarding level)    City
     Exterior                 to lease line         City
     Interior and Exterior
       Windows of Ramp
       Control Tower on
       Concourse D                                  Airline

Loading Bridges/Mech Systems  8 a & b               Airline

Electrical
     Interior                 9 a to g within       Airline
                              leasehold
     Interior                 9 a to g to lease     City
                              line
     Exterior                 9 a, d, f             City
     Exterior                 9 b to lease line     City
     Exterior                 9 b, c, e within      Airline
                              leasehold
     Exterior                 9 g                   Airline

Plumbing & Fixtures
     Within leasehold         10 a to f             Airline
     Public Area              10 a to f             City

Preferential Ramp & Apron     11 a to e, g, h       Airline
                              11 f, i               City

Security Access Points and
Associated Controls           12 a within leasehold Airline
                              12 b                  City

Environmental                 13 a to d             Airline

Miscellaneous:
     Public Address System    14 a                  City
     F.I.D.S.                 14 b                  Airline
     Airline Finishes &       14 c                  Airline
     Improvements
     Elevators/Escalators     14 d                  City
     Speedwalks               14 e                  City
     Stairwells               14 f                  Airline
                              14 g                  City
     Triturator               14 h                  City

Baggage Facilities:
     Outbound Bag Support     15 a                  Airline
     System
     Baggage Conveyor         15 b                  Airline
     Baggage Claim Area --    15 c                  Airline
     Interior
     Baggage Claim Area --    15 d                  City
     Interior
     Baggage Claim Area --                          City
     Exterior

                  DEFINITIONS AND REFERENCES


1.   Air Conditioning/Heating

     Central Systems within apron-level mechanical rooms which serve public areas and Airline leasehold within the terminal which includes:

         a.  Air Handlers
         b.  Heating and Ventilating Units
         c.  Exhaust Fans
         d.  Perimeter/Reheat Convertor Systems
         e.  Pneumatic Compressors and Filtration Systems
         f.  High/Low Pressure Reducing Stations
         g. Circulating Hot Water Heat and Condensate Distribution System from Valve Room II to Penthouse Mechanical Rooms
         h. Chilled Water Supply and Return from Valve Room II to Penthouse Mechanical Rooms
         i. Heating and ventilating units, unit heaters, exhaust fans and associated controls, both electric and pneumatic, which serve exclusive use premises

2.   Central Systems Air Distribution which includes:

         a. Supply, return and exhaust duct work in ceiling space of tenant areas
         b. Associated hardware with duct work such as: Volume dampers and diverting vanes
         c. Repair and cleaning of all ceiling diffusers for supply, return and exhaust air
         d.  Balancing of system
         e. Air distribution as listed above on zones off existing systems back to the main supply air duct and return air duct
         f.  Cleaning of coil face annually
         g.  Associated dampers, linkage filters and motors (Mixed
             Boxes)

3.   Domestic Hot Water, High Pressure Steam, Chilled Water
     Distribution Systems:

         a. Associated piping, valves and strainers back to the main supply and return connection
         b. All pipe covering in ceiling back to the main supply and return connections

4.   Temperature Controls which include:

         a. All thermostats pneumatic or electric maintenance and calibration
         b.  All wiring and pneumatic control tubing from
             thermostats to operating device to ceiling
         c.  Pneumatic control and electric control valves,
             including diaphragms, valve stem and seat
         d. Thermostats and maintenance and repair of other unit heaters
         e. All temperature controls and associated systems listed above connecting to existing systems back to the main connections

5.   Fire Protection System

         a.  Sprinklers
         b.  Fire Hoses
         c.  Fire Alarms
         d.  Fire Extinguishers
         e.  Hydrants

6.   Building Structure

     Interior
         a.  Maintenance and repair of walls and columns such as
             painting, plastering, wall papering and cove base
         b.  Maintenance and repair of metal and wooden doors and
             associated hardware such as hinges, door knob assemblies, locks and latch assemblies
         c. Maintenance and repair of any glass panels or door glass
         d. Maintenance and repair to plaster, dropped or metal ceilings and associated framework
         e. Maintenance and repairs to ceramic tile, wooden and carpeted floors
         f.  Maintenance, repairs and cleaning of signs
         g. Maintenance and repair of ticket counters and holdroom furniture/fixtures

     Exterior:
         a. Painting, maintenance and repair of exclusive area such as overhead doors, window and door frame work
         b.  Caulking of walls, windows, panels and framework
         c. Masonry and carpentry repairs to architectural facades or building skin
         d.  Roof drains to remain free of debris
         e. All attached enclosures such as canopies and conveyor housing
         f.  Maintenance, repairs and cleaning of tenant signs
         g.  Cleaning and repairs to glass
         h.  Roof maintenance

7.   Cleaning

         Cleaning of demised premises which includes:
         a.  Walls
         b.  Ceilings
         c.  Floors
         d.  Windows
         e.  Fixtures
         f.  Furniture
         g.  Ceiling Diffusers
         h. Trash Removal including dumpsters in accordance with City specifications
         i.  Equipment storage areas
         j.  Holdroom areas

8.   Loading Bridges/Mechanical Systems
         a. Daily maintenance and repair of loading bridges. Maintenance and repair of mechanical support equipment, including inbound and outbound baggage conveyor systems, scales, etc., by acceptable contractor or by Airline's maintenance personnel.
         b.  ADA-required lift for jetways/commuter walkways

9.   Electrical
         Interior:
         a.  Cleaning of fixtures and shades
         b.  Replacement of burnt bulbs
         c.  Replacement of burnt ballasts and starters
         d.  Repairs to wall outlets and wall switches
         e.  All associated wiring within Airline's space
         f.  Replacement of burnt bulbs and ballast for signs
         g.  Airline installed panels

         Exterior:
         a. Maintenance, repairs and cleaning of perimeter flood, apron and obstruction lighting and associated wiring and conduit
         b. Maintenance and repairs to weatherproof outlets, electrical panels, transformers, local disconnects and associated wiring and conduit
         c.  Maintenance and repairs to luminated tenant signs
         d.  Fixed pole ramp lighting
         e.  Ground power system
         f. Electrical panels and transformers for public areas and fixed pole ramp lighting
         g.  Tenant-installed lighting

10.  Plumbing

         a. All water closets, lavs, urinal and associated piping and hardware such as flushometers, faucets and soap dispensers
         b.  Sanitary napkin dispensers
         c.  Towel dispensers and trash containers
         d. Partitions and hardware such as hinges, door latch assembly and coat hooks
         e. Water fountains piping and refrigeration compressors and controls
         f. Floor drains are to have proper catch basin with strainer to keep drain free of debris

11.  Preferential Ramp and Apron

         a. Daily FOD inspection and removal of debris, grease, oil, fuel or other foreign material on ramp or apron areas
         b. Cleaning with degreasing solvent on a routine basis consistent with usage
         c. Maintenance and repairs to bumpers, rails or other guides
         d. Striping for parking of aircraft and ground equipment in accordance with approved City procedures
         e. Ramp and apron drains to be cleaned of debris on a scheduled basis
         f.  Minor pavement repairs
         g.  Sweeping
         h.  Snow removal, ice removal, and sanding
         i. Operation and maintenance of snow melters; structural pavement repairs and rehabilitation

12.  Security Access

         a. Door hardware, i.e.: latches, locksets, hinges, closures, door frames, thresholds and panic hardware
         b. All electronic components i.e.: card reader, keypad, push buttons, audio visual units, door strikes and magnetic locks

13.  Environmental Health and Safety

         a.  Storage Tank Systems (if applicable)

             1. Maintenance, testing, management, removal and remediation, (if required), compliance with regulations and associated documentation for any storage tanks located on leased premises including responsibility for releases and remedial actions

             2. Compliance with all applicable Federal, State, and City Rules and Regulations

         b. Oil, gas, grease, sand, and any other similar interceptors and or separators (if applicable)

             1. Required maintenance and associated documentation to ensure efficient operation and proper disposal of any residual per applicable regulations

         c.  Spill Prevention and Control Countermeasures (SPCC)
             (if applicable)

             1. Maintenance of and compliance with a current certified SPCC Plan, which is reviewed annually and updated and re-certified by a professional engineer every 3 years

             2.  Reporting of releases which exceed Reportable
                 Quantities to appropriate Federal and State
                 Agencies and City personnel

         d.  Environmental Health and Safety

             1. Compliance with all applicable Federal, State and City Regulations including LSP Services pertaining to all environmental health and safety issues

14.  Miscellaneous

         a.  Maintenance of existing public address system
         b. Maintenance of tenant's flight information display systems (F.I.D.S.)
         c.  Airline installed finishes and improvements
         d.  Maintenance of elevators/escalators
         e.  Speedwalks
         f.  Stairwells leading to exclusive use premises (4)
         g. Stairwells leading to mechanical room used by City or freight elevator used by City and Airline (2 -- col. lines 7.1 and 8, and 21 and 21.9)
         h.  Triturator

15.  Baggage Facilities

         a. Replacement of belt feeder system from ticket counters to curbside
         b. Replacement of claim devices with respect to Airport carousels 7, 8 and 9
         c. Maintenance and repair pertaining to all space within exclusive use rooms and that space on the baggage-claim-carousel side of the partition separating the baggage claim area and the public walkway
         d. Maintenance and repair pertaining to all space outside of the partition separating the baggage claim area and the public walkway

                           Exhibit I

                 1997 Concourse Expansion budget

                           Exhibit L

             Letter Agreement Dated February 19, 1998